    As filed with the Securities and Exchange Commission on October 22, 1997

                                                  Registration No. 333


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               THE AES CORPORATION
             (Exact Name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)



                                   54-1163725
                      (I.R.S. Employer Identification No.)


                1001 North 19th Street, Arlington, Virginia 22209
               (Address of Principal Executive Offices) (Zip Code)


          THE AES CORPORATION DEFERRED COMPENSATION PLAN FOR DIRECTORS
                            (Full title of the plan)


            BARRY J. SHARP                               Copy to:
          Vice President and                     PHILIP D. BEAUMONT, ESQ.
        Chief Financial Officer                   CHADBOURNE & PARKE LLP
          THE AES CORPORATION                      30 Rockefeller Plaza
          1001 N. 19th Street                    New York, New York 10112
       Arlington, Virginia 22209                    (212) 408-5100
(Name and address of agent for service)

   Telephone number, including area code, of agent for service: (703) 522-1315


                        CALCULATION OF REGISTRATION FEE
--------------   -----------  -----------------  -----------------  ------------
   Title Of         Amount     Proposed Maximum   Proposed Maximum    Amount of
Securities To       To Be       Offering Price       Aggregate      Registration
Be Registered     Registered     Per Share*      Offering Price**        Fee
--------------   -----------  -----------------  -----------------  ------------
Common Stock,
  Par Value
   $0.01           679,235        $43.9375         $29,843,887       $9044.00
  per share        shares
--------------   -----------  -----------------  -----------------  ------------
* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of $45.25 and $42.625, respectively, on October 17, 1997 for the Company's Common Stock on the New York Stock Exchange Composite Transactions.
** There are also registered hereunder such indeterminate number of additional shares as may become subject to awards under the Plan as a result of the antidilution provision contained therein.
                                    --------
In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE

         Information  required  by Part I of  Form  S-8 to be  contained  in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by The AES Corporation ("AES" or "Registrant") with the Securities and Exchange Commission are specifically incorporated herein by reference and made a part hereof:

                  (i) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                (ii) all other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

               (iii) the description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A (Registration No. 0-19281), filed with the Commission on October 9, 1996, as amended by Amendment No. 1 on Form 8-A/A to AES's Registration Statement on Form 8-A filed with the Commission on October 10, 1996, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

     This Item is not applicable as Registrant's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         This Item is not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under AES's By-Laws, and in accordance with Section 145 of the Delaware General Corporation Law (the "GCL"), AES shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of AES to procure a judgment in its favor, which is hereinafter referred to as a "derivative action") by reason of the fact that such person is or was a director, officer or employee of AES, or is or was serving in such capacity or as agent at the request of AES for another entity, to the full extent authorized by Delaware law, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of AES, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. Agents of AES may be similarly indemnified, at the discretion of the Board of Directors.

         Under Section 145 of the GCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to AES, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and only for such expenses as the court shall deem proper.

         Pursuant to AES's By-Laws, a person eligible for indemnification may have the expenses incurred in connection with any matter described above paid in advance of a final disposition by AES. However, such advances will only be made upon the delivery of an undertaking by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to indemnification.

         In addition, under AES's By-Laws, AES may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of AES or of another corporation against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not AES would have the power or the obligation to indemnify such person against such liability under the provisions of AES's By-Laws.

Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.

Item 8.  Exhibits.

         3.1 Amended and Restated Certificate of Incorporation of The AES Corporation is incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-8 of the Registrant (Registration No. 333-26225).

         3.2      Amendment   to  Amended   and   Restated   Certificate   of
                  Incorporation of The AES Corporationis is incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-8 of the Registrant (Registration No. 333-26225).

        *5.1 Opinion of Chadbourne & Parke LLP, counsel for Registrant, covering shares of the Company's Common Stock issuable upon distribution of account balances in The AES Corporation Deferred Compensation Plan for Directors.

       *23.1 Consent of Deloitte & Touche LLP, independent public accountants.

       *23.2 Consent of Chadbourne & Parke LLP (included in its opinion filed as Exhibit 5a.1 hereto).

       *24        Power of Attorney.

       -----------------------

       *  Filed herewith.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus  required by Section 10(a)(3)
                         of  the   Securities  Act  of  1933,  as  amended  (the
                         "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in theaggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                   (iii) To include any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 22nd day of October, 1997.

                                    THE AES CORPORATION


                                     By /s/ Dennis W. Bakke
                                        ----------------------
                                        Dennis W. Bakke
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 22nd day of October, 1997.

SIGNATURE                            TITLE

/s/ Roger W. Sant*                   Chairman of the Board and Director
(Roger W. Sant)

/s/ Dennis W. Bakke*                 President, Chief Executive Officer and
(Dennis W. Bakke)                    Director (Principal Executive Officer)

/s/ Vicki-Ann Assevero*              Director
(Vicki-Ann Assevero)

/s/ Dr. Alice F. Emerson*            Director
(Dr. Alice F. Emerson)

/s/ Robert F. Hemphill, Jr.*         Director
(Robert F. Hemphill, Jr.)

/s/ Frank Jungers*                   Director
(Frank Jungers)

/s/ Dr. Henry R. Linden*             Director
(Dr. Henry R. Linden)

/s/ John H. McArthur*                Director
(John H. McArthur)

/s/ Hazel O'Leary*                   Director
(Hazel O'Leary)

/s/ Thomas I. Unterberg*             Director
(Thomas I. Unterberg)
/s/ Robert H. Waterman, Jr.*         Director
(Robert H. Waterman, Jr.)

/s/ Barry J. Sharp                   Vice President and Chief Financial Officer
(Barry J. Sharp)                    (Principal Financial and Accounting Officer)

                                      *By: Barry J. Sharp
                                       ---------------------
                                       Attorney-in-fact

EXHIBIT  INDEX

    EXHIBIT NO.                                DOCUMENT
    5.1 Opinion of Chadbourne & Parke LLP, counsel for Registrant, covering shares of the Registrant's Common Stock issuable upon distribution of account balances in The AES Corporation Deferred Compensation Plan for Directors.

    23.1 Consent of Independent Public Accountants for The AES Corporation, Deloitte & Touche LLP.

    23.2 Consent of Chadbourne & Parke, LLP (included in its opinion filed as Exhibit 5.1 hereto).

    24                     Power of Attorney.